Exhibit 10.1
STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement"), is entered as of November 17, 2006, by and among (i) Robert E. Long (the "Primary Seller") and the other persons or entities listed on Schedule A to this Agreement (each, other than the Primary Seller, an “Other Seller”), (ii) the persons or entities listed on Schedule B to this Agreement (each a “Purchaser” and collectively, the “Purchasers”), and (iii) EP FLOORS, INC., a Delaware corporation (the "Company").

RECITALS

A. The Primary Seller owns ten million two hundred fifty thousand (10,250,000) shares of common stock of the Company (the "Common Stock") and the Other Sellers collectively own six hundred ninety thousand (690,000) shares of Common Stock; and

B. Each Seller (as defined below) desires to sell the number of shares set forth opposite such Seller’s name on Schedule A (all such shares, which total 10,830,600 shares, collectively, the “Seller Shares”). The Seller Shares represent 99% of the issued and outstanding capital stock of the Company as of the date hereof calculated on a fully-diluted basis.

C. The Purchasers desire to purchase the Seller Shares from the Primary Seller and the Other Sellers (collectively, the "Sellers" and each, a “Seller”), by purchasing the number of Seller Shares from each Seller set forth opposite their respective names on Schedule B, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Sellers and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

(a) As used in this Agreement, the following defined terms shall have the meanings indicated below:

“Affiliate” means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For purposes of this definition control (including with correlative meanings, the terms “controlling”, “controlled by”, and “under common control with”) as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

“Articles of Incorporation” means the charter documents (howsoever denominated) of the Company, as amended to date.

“Assets and Properties” of any person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including, without limitation, the goodwill related to any of the foregoing, operated, owned or leased by or in the possession of such person.

“Books and Records” of any person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and assets and properties of such person, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, contracts, licenses, customer and subscription lists, computer files and programs, retrieval programs, editorial files, operating data and plans and environmental studies and plans.

“Business” means the business activities conducted by the Company prior to the execution of this Agreement (as the same may be conducted through the Closing Date).

“Code” means the Internal Revenue Code of 1986, as amended.

“Contract” means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

“Environmental Law” means any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, common law, codes, rules, regulations, Environmental Permits, policies, guidance documents, judgments, decrees, injunctions, or agreements with any Governmental or Regulatory Authority, relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Materials, whether now existing or subsequently amended or enacted, including but not limited to: the Clean Air Act, 42 U.S.C. 7401 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 1251 et seq.; the Hazardous Material Transportation Act 49 U.S.C. 1801 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act 7 U.S.C. 136 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. 2601 et seq.; the Occupational Safety & Health Act of 1970, 29 U.S.C. 651 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; and the state analogies thereto, all as amended or superseded from time to time; and any common law doctrine, including but not limited to, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, Release, or exposure to a Hazardous Material.

“Environmental Permit” means any federal, state, local, provincial, or foreign permits, licenses, approvals, consents or authorizations required by any Governmental or Regulatory Authority under or in connection with any Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental or Regulatory Authority under any applicable Environmental Law.

“GAAP” means generally accepted accounting principles as currently in effect in the United States and applied in a consistent manner.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Hazardous Material” means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous materials”, “hazardous wastes”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, toxic pollutants”, “pollutants”, “regulated substances”, “solid wastes”, or “contaminants” or words of similar import, under any Environmental Law.

“Indemnified Party” means any person claiming indemnification under any provision of Article IX.

“Indemnifying Party” means any person against whom a claim for indemnification is being asserted under any provisions of Article IX.

“Intellectual Property” means all past and current present and future (a) Copyrights (as defined below), (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of product made by the Computer; (d) Patents (as defined below); (e) Trademarks (as defined below); (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above; for purposes of the foregoing (a) “Copyrights” means all copyrights, copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or previously existing, created, acquired or held, (b) “Patents” means patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; and (c) “Trademarks” means trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and any goodwill connected with and symbolized by any such trademarks.

“Party” means each Seller and each Purchaser, as the context may require.

“Post-Closing Period” means any taxable period or portion thereof beginning after the Closing Date or, as the context may require, all such periods. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period that begins on the day following the Closing Date shall constitute a Post-Closing Period.

“Pre-Closing Period” means any taxable period or portion thereof ending on or before the Closing Date or, as the context may require, all such periods. If a taxable period begins on or before the Closing Date and ends after the Closing Date, then the portion of the taxable period to the end of the Closing Date shall constitute a Pre-Closing Period.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Material into the Environment.

“State of Incorporation” means Delaware.

“Taxes” means all taxes, including without limitation all federal, state, local, foreign and other income, franchise, sales, use, Transfer Taxes, payroll, withholding, environmental, alternative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment.

“Tax Return” means any report, statement, return, declaration of estimated tax or other information required to be supplied by or on behalf any person to a taxing authority in connection with Taxes, or with respect to grants of tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other tax information concerning any person.

(b) Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms hereof, herein, hereby, hereto and derivative or similar words refer to this entire Agreement; and (iv) the terms Article or Section refer to the specified Article or Section of this Agreement. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

ARTICLE II

PURCHASE AND SALE OF THE SHARES

2.1 Purchase and Sale of the Shares. On the terms and subject to the conditions set forth in this Agreement, at the Closing, each Seller shall sell, transfer, convey and deliver unto the Purchasers, in the aggregate, free and clear of all liens, pledges, encumbrances, charges, restrictions on transfer, agreements or claims, all of the Sellers' right, title and interest in and to the number of Seller Shares set forth opposite each such Seller’s name on Schedule A to this Agreement, including such shares that have been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), as indicated on said Schedule A and each Purchaser shall acquire and purchase from the Sellers the number of Seller Shares set forth opposite each such Purchaser’s name on Schedule B to this Agreement.

2.2 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Seller Shares, in the aggregate, is Six Hundred Seventy and 00/100 Dollars ($670,000.00) payable as specified in this Section 2 subject to the other terms and conditions of this Agreement. The Purchase Price is allocated among the Sellers and the Purchasers pro rata, based on the number of shares being sold and purchased by each Seller and Purchaser in relation to the aggregate number of all Seller Shares or in such other manner as Primary Seller may direct. The Primary Seller is solely responsible for any such other allocation.

2.3 Closing. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Gary B. Wolff, P.C., 805 Third Avenue, 21st Floor, New York, New York 10022 at 10:00 A.M. (New York, New York time), on November 17, 2006, or at such other date, place or time as the parties shall otherwise mutually agree upon (the date of the Closing being referred to herein as the “Closing Date”) or in the absence of such agreement on such date as Purchaser shall advise the Seller on no less than three (3) business days’ notice. All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated.

2.4 Closing Deliveries.

(a) Each Seller is delivering certificates (the “Certificates”) evidencing all of the Seller Shares held by such Seller to Gary B. Wolff, P.C., a New York attorney with offices at 805 Third Avenue, New York, NY 10022 (the “Sellers’ Escrow Agent”), endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, on the date hereof. The Purchasers will deposit the Purchase Price in escrow with Krieger & Prager, LLP, with offices at 39 Broadway, New York, New York 10006 (the “Purchasers’ Escrow Agent”) on or before the Closing Date.

(b) At the Closing: (i) the Sellers and the Company shall deliver to the Purchasers the various certificates, instruments, and documents referred to in Section 7.1 below; (ii) the Purchasers shall deliver to the Sellers the various certificates, instruments, and documents referred to in Section 8.1 below; (iii) the Company will deliver or cause to be delivered to the Purchaser the minute books, stock transfer books and corporate seal of the Company; (iv) subject to the provisions of subparagraph (c) below, the Purchasers’ Escrow Agent shall (and the Purchasers shall cause the Purchasers’ Escrow Agent to) deliver to the Sellers’ Escrow Agent the Purchase Price due at the Closing, by wire transfer to the Sellers’ Escrow Agent; and (v) immediately after the receipt by the Sellers’ Escrow Agent of the Purchase Price due at the Closing, the Sellers’ Escrow Agent shall (and the Sellers’ shall cause the Sellers’ Escrow Agent to) deliver to the Purchasers the Certificates, endorsed in blank or accompanied by duly executed assignment documents and including a Medallion Guarantee, by releasing the Certificates from escrow. All transfer taxes are the responsibility of the Sellers.

(c) In the event that the Company shall have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes (any such liability is referred to herein as “Liability” or “Liabilities”), as of the Closing, the portion of the Purchase Price payable at the Closing shall be reduced on a dollar for dollar basis by the amount of such Liability (allocated among the Sellers on a pro rata basis based on the relative number of Seller Shares of each Seller).

2.5 Further Assurances; Post-Closing Cooperation. At any time or from time to time after the Closing, at a Purchaser's request and without further consideration other than reimbursement of reasonable expenses, the Sellers shall execute and deliver to the Purchasers such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as a Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to the Purchaser, and to confirm such Purchaser's title to, all of the Shares, and, to the fullest extent permitted by law, to assist the Purchaser in exercising all rights with respect to the Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

The Sellers, jointly and severally, represent and warrant to the Purchasers as to the matters set forth in this Article, that the statements contained in this Article III are correct and complete as of the date hereof and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date hereof throughout this Article):

3.1 Ownership of Seller Shares.

(a) Each of the Sellers owns of record and beneficially all of the Seller Shares set forth opposite such Seller's name on Schedule A hereto, free and clear of all liens, pledges, encumbrances, charges, restrictions on transfer, agreements or claims, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind and has full power and legal right to sell, assign, transfer and deliver the same. Such Seller is not a party to any voting trust, proxy or other agreement with respect to any of the Seller Shares. Assuming the Purchaser has the requisite power and authority to be the lawful owner of the Seller Shares, upon delivery to the Purchaser of certificates representing the Seller Shares (duly endorsed for transfer or with properly executed stock powers attached thereto), and upon each of the Sellers receipt of his allocable portion of the Purchase Price, good and valid title to the Seller Shares will pass to the Purchaser, free and clear of all liens, pledges, encumbrances, charges, restrictions on transfer, agreements or claims, subscriptions, options, warrants, calls, proxies, rights, commitments, restrictions or agreements of any kind.

(b) All of the Seller Shares (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) were not issued in violation of any preemptive or other rights, and (iii) were issued in compliance with all federal and applicable state securities laws.

(c) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any of the Seller Shares owned by any Seller.

(d) None of the Sellers is party to any Contract, nor are the Seller Shares subject to, or bound or affected by, any provision of the Company's Articles of Incorporation, By-Laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, adversely affect the Seller Shares.

3.2 Due Execution and Delivery. Each of the Sellers has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. When executed and delivered in the manner contemplated herein or confirmed by a Seller by the delivery of the certificate representing his Seller Shares, this Agreement will be duly and validly executed and delivered, or confirmed, by each of the Sellers. This Agreement constitutes a valid and binding obligation of each of the Sellers enforceable against each of them in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

3.3 No Violation. The execution and delivery of this Agreement do not, and the performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which any Seller is subject; (b) violate any judgment, order, writ or decree of any court applicable to any Seller; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any Seller pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any Contracts, to which any of the Sellers is a party or by which any Seller or any Seller's Assets and Properties is or may be bound or affected.

***

Each of the Sellers and the Company, jointly and severally, represent and warrant to the Purchasers that the statements set forth in the remainder of this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article).

3.4 Organization, Good Standing, Power, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of State of Incorporation. The Company has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and (ii) to own or lease and operate its properties and assets, and carry on the business as it is presently being conducted.

3.5 Capital Stock.

(a) The Company has authorized capital stock consisting of (i) ninety-nine million (99,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), of which ten million nine hundred forty thousand (10,940,000) shares are issued and outstanding, and (ii) one million (1,000,000) shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding.

(b) All of the outstanding shares of Common Stock (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) were not issued in violation of any preemptive or other rights, and (iii) were issued in compliance with all federal and applicable state securities laws.

(c) There are no outstanding offers, options, warrants, rights, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance by the Company of any shares of capital stock of the Company or any other securities (as such term is defined in the Securities Act). There are no equity securities of the Company that are reserved for issuance or which, except as provided in Section 3.5(a) above, are outstanding.

(d) The Company is not a party to any voting trust, proxy or other agreement with respect to any capital stock of the Company.

3.6 Subsidiaries, Divisions and Affiliates. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity.

3.7 Authorization of Agreement. The execution, delivery and performance of this Agreement by the Company has been duly authorized, no other corporate or other action being necessary, and this Agreement, when executed and delivered in the manner contemplated herein, will be duly and validly executed and delivered by the Company. This Agreement constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor's rights generally.

3.8 No Violation. The execution and delivery of this Agreement do not, and the performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Company is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Company; or (c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon the Company's Assets and Properties pursuant to any corporate charter, by-law, commitment, contract or other agreement or instrument, including any Contracts, to which the Company is a party or by which the Company or any of the Company's Assets and Properties is or may be bound or affected or from which the Company derives benefit.

3.9 Restrictions. The Company is not a party to any Contract, nor is the Company, the outstanding shares of Common Stock or any of the Company's Assets and Properties subject to, or bound or affected by, any provision of the Company's Articles of Incorporation, By-Laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the Company's Assets and Properties.

3.10 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, states or local governmental authority is required on the part of the Company or any Seller in order to enable the Sellers or the Company to execute, deliver and perform their respective obligations under this Agreement, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by Law.

3.11 Commission Filings and Financial Statements.

(a) The Company has filed all forms, reports and documents (the “SEC Documents”) required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the Commission thereunder since August 8, 2006 through the date of this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with the applicable accounting requirements and the rules and regulations of the Commission thereunder and were prepared in accordance with GAAP and fairly presented, in all material respects, the financial position of the Company as at the dates thereof and the results of operations and cash flows of the Company for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount).

(b) The shares included under the column “Number of Registered Shares to be Sold” are the subject of the Company's registration statement with the SEC No. 333-132621 (the “Registration Statement.”). The Registration Statement has been declared effective by the SEC and neither the SEC nor, to the best of the Company's knowledge, any state regulatory authority has issued, or threatened to issue, any order preventing or suspending the use of the Registration Statement or the prospectus contained therein or has instituted or, to the best of the Company's knowledge, threatened to institute any proceedings with respect to such an order.

3.12 Absence of Changes. Since September 30, 2005, there has not been (i) any material adverse change in the business, Assets and Properties or financial condition of the Company, (ii) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (iii) any obligations, direct or contingent, that is material to the Company incurred by the Company, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the business, Assets and Properties or financial condition of the Company.

3.13 Title to Assets and Properties. The Assets and Properties the Company owns are owned by the Company free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material Assets and Properties of the Company. With respect to Assets and Properties the Company leases, the Company is in material compliance with such leases.

3.14 Insurance. All insurance policies owned or maintained by the Company which provide coverage for the Assets and Properties of the Company are listed on Schedule 3.14. All of the Assets and Properties of the Company which are insurable are insured under valid and enforceable policies, and the Company is not in default of any obligation under any such policy.

3.15 Contracts. Except as set forth on Schedule 3.15 hereto, the Company is not a party to, nor are any of its Assets and Properties bound by, any Contracts. The Company is not in breach of any of the Contracts and any amounts accrued under any of the Contracts (whether or not billed) has been paid or reserved for. Each of the Contracts is assignable by the Company without the prior consent of any other party thereto.

3.16 Compliance with Laws. The Company is not in violation or default of any provisions of its Articles of Incorporation or Bylaws, both as amended, and to the knowledge of the Primary Seller or the Company, except for any violations that individually or in the aggregate would have no material adverse impact on the Company or its Assets and Properties, the Company is in compliance with all applicable statutes, laws, regulations and executive orders of the United States and all states or other governmental bodies and agencies having jurisdiction over the Company's business or Assets and Properties. The Company has not received any notice of any violation of any such statute, law, regulation, or order which has not been remedied prior to the date hereof. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or breach or, with or without the passage of time or the giving of notice or both, the Company's Articles of Incorporation or Bylaws, any judgment, order or decree of any court or arbitrator to which the Company is a party or is subject, any Contract of the Company that is material to the Company's business, or, to the knowledge of the Primary Seller or the Company, a violation of any statute, law, regulation or order or any event which results in the creation of any lien, charge or encumbrance upon the Assets and Properties of the Company, except for defaults and violations that individually or in the aggregate would have no material adverse impact on the Company.

3.17 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Litigation”) pending, or to the knowledge of the Primary Seller or the Company, currently threatened, against the Company, its activities, Assets and Properties or, to the knowledge of the Primary Seller or the Company, against any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, except for any such Litigation that individually or in the aggregate would have no material adverse impact on the Company.

3.18 Books and Records. The Books and Records of the Company are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

3.19 Employee Benefit Plans. Schedule 3.19 sets forth a correct and complete list of each and every benefit plan, including but not limited to each pension, profit sharing, welfare, stock bonus, stock option, stock appreciation, bonus, deferred compensation, severance, change in control, stock purchase, pay-to-stay or similar agreement or plan, individual employment agreement, multiemployer plan, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other arrangement or policy, including but not limited to any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), covering, or which covered, current or former employees or consultants of the Company (the “Employee Benefit Plans”), and except as described in Schedule 3.19 hereto, the Company has no Employee Benefit Plans. No Employee Benefit Plan is a multiemployer plan within the meaning of Section 3(37) of ERISA, nor a “defined benefit plan” within the meaning of section 414(j) of the Code. No benefit under any Employee Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

3.20 Employees.

(a) Schedule 3.20 contains a list of the names of all employees and consultants who are employed by or perform services for the Company. All such individuals may be terminated as of the Closing Date with no further obligation to the Company.

(b) Except as disclosed in Schedule 3.20, (i) no employee of the Company is presently a member of a collective bargaining unit and, during the last five years, the Company has not been involved in, and, to the knowledge of Primary Seller and the Company, there are no threatened or contemplated attempts to organize for collective bargaining purposes by any of the employees of the Company and (ii) no unfair labor practice complaint or sex or age discrimination claim has been brought during the last five years against the Company before the National Labor Relations Board or any other Governmental or Regulatory Authority. There has been no work stoppage, strike or other concerted action by employees of the Company. The Company has complied in all material respects with all applicable Laws relating to the employment of labor, including, without limitation, those relating to wages, hours and collective bargaining.

3.21 Environmental Matters.

(a) The Company is in compliance with all material terms, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or Environmental Permit.

(b) No Hazardous Material has been used, handled, treated, generated, stored, recycled, transported, disposed of or Released at, on, under or from any property now owned or leased or formerly owned or leased by the Company, any predecessor of the Company, or any entity previously owned by the Company.

(c) No written notice, notification, demand, request for information, citation, complaint, summons or order has been received by the Company, no penalty has been assessed against the Company, and, to the knowledge of the Primary Seller or the Company, no investigation or review is pending or, threatened by any Governmental or Regulatory Authority with respect to: (i) any alleged failure by the Company to have any Environmental Permit required in connection with the conduct of its business; (ii) any use, handling, treatment, generation, storage, recycling, transportation, disposal or Release of any Hazardous Material by the Company; (iii) any Release of any Hazardous Material generated by the Company; or (iv) any Release of any Hazardous Material at, on, under or from any property now owned or leased or formerly owned or leased by the Company.

3.22 Taxes.

(a) All Tax Returns required to have been filed on or before the Closing Date by or with respect to the Company have been duly and timely filed. Such Tax Returns, including amendments thereto, have been prepared in good faith without negligence or willful misrepresentation and are true, complete and accurate in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid, except those, if any, currently being contested by the Company in good faith.

(b) There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company or with respect to any Tax Return filed or to be filed by the Company.

(c) The Company has withheld and paid over all Taxes required to have been withheld and paid over under applicable Law, and complied with all information reporting and record-keeping requirements under applicable Law with respect to any amounts paid or owing to any employee, creditor, independent contractor or other third party.

3.23 Rights to Use Intellectual Property. Schedule 3.23 lists all Intellectual Property owned, licensed or used by the Company now or at any time. The Company has had full right and authority to utilize any Intellectual Property used by the Company at any time, either (i) with the prior written consent or agreement of any third party having any rights to such Intellectual Property or (ii) without the need to obtain the prior consent of any third party with respect to such use. No third party has a claim or the right to make a claim against the Company for the Company’s use of any Intellectual Property.

3.24 No Undisclosed Obligations. Schedule 3.24 lists all obligations owed (whether billed, acknowledged or accruing) by the Company to the third parties named therein and all claims made or asserted by all third parties to amounts due by the Company to such third parties. The Company is not aware of any event or circumstances or combination thereof which would give rise to an obligation of the Company to any third party or which would give a third party the right to make a claim against the Company.

3.25 No Brokers or Finders. None of the Sellers or the Company nor any of its officers, directors, employees, shareholders or affiliates has employed or made any Contract with any person which obligates the Company or the Sellers or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

3.26 Closing Date Net Worth. As of the Closing Date, immediately prior to the consummation of the transaction contemplated hereby, the net worth of the Company shall be no less than $-0- and there shall be no liability to the Company arising as a result of the transaction contemplated hereby.

3.27 Other Information. None of the information which has been or may be furnished by Seller or the Company or any of their representatives to Purchaser or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits and Schedules hereto) or any certificate or instrument delivered or to be delivered by or on behalf of Seller and the Company in connection with the transactions contemplated hereby or thereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

Each Purchaser hereby represents and warrants to each of the Sellers and the Company as follows, each of which representations and warranties shall be true as of the Closing Date:

4.1 Organization. If the Purchaser is a corporation, the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction identified on such Purchaser’s signature page hereto and such Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

4.2 Authorization of Agreement. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby, have been duly and effectively authorized, if relevant, by the Board of Directors or other authorized body of the Purchaser. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

4.3 No Violation. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby, will not, with or without the giving or notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Purchaser is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Purchaser; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the organizational documents of the Purchaser or any commitment, contract or other agreement or instrument to which the Purchaser is a party.

4.4 Litigation. To the knowledge of the Purchaser, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

4.5 No Brokers or Finders. Neither the Purchaser nor any of its officers, directors, employees, shareholders or affiliates has employed or made any Contract with any person which obligates the Company or the Sellers or any of their respective affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby.

ARTICLE V

COVENANTS OF SELLERS AND THE COMPANY

Each of the Primary Seller and the Company hereby covenants and agrees with the Purchaser that each of them shall do, or cause to be done, the following:

5.1 Conduct of Business Until Closing Date. From the date hereof until the Closing, the Primary Seller shall:

(a) operate, or cause to be operated, the business of the Company only in the usual, regular and ordinary manner, and use his best efforts to preserve the present business organization of the Company intact;

(b) maintain, or cause the Company to maintain, the Books and Records and accounts of the Company in the usual, regular and ordinary manner, on the basis consistent with prior periods;

(c) duly comply, and cause the Company to duly comply, with all laws, rules and regulations applicable to the Company and to the conduct of its business;

(d) perform, or cause to be performed, all of the obligations of the Company without default, unless such default is of no significance to the Company and could have no adverse impact on the Company, its Assets and Properties or the Business;

(e) neither (i) amend the Company's Articles of Incorporation or By-Laws or (ii) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity, or cause the Company to do any of the foregoing;

(f) not, with respect to the Company, nor permit the Company in its own right to, encumber, mortgage or voluntarily subject to lien any of the Company's existing Assets and Properties or the Seller Shares; and

(g) not, with respect to the Company, nor permit the Company in its own right to, (i) make any distributions or dividends of Assets and Properties or securities, or any changes to the capital structure of the Company; or (ii) agree to make or make any sales of the Company's securities including the issuance of any additional capital stock or rights or options or contracts to acquire, or instruments convertible into, Common Stock.

5.2 Approvals, Consents and Further Assurances. Each of the Primary Seller and the Company shall use its best efforts to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby, and shall deliver to the Purchaser copies, reasonably satisfactory in form and substance to counsel to the Purchaser, of such approvals and consents.

5.3 Access to Properties, Records, Suppliers, Agents, Etc. The Primary Seller and the Company shall give to the Purchaser and to the Purchaser's counsel, financiers, accountants and other representatives access to and copies of such of the Company's Books and Records, Tax Returns, Contracts, commitments and records as such relate to the Assets and Properties; and shall furnish to the Purchaser and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of the Company, if so requested) and financial and other information concerning such business, Assets and Properties as the Purchaser or its representatives may from time to time reasonably request.

5.4 Advice of Changes. If any Seller or the Company becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the Business, Assets and Properties or Common Stock of the Company, such person shall promptly advise Purchaser in writing thereof.

5.5 Conduct. Except as permitted or required hereby, neither any of the Executing Sellers nor the Company shall enter into any transaction or take any action which would result in any of the representations and warranties of Seller or the Company contained in this Agreement or in any Operative Agreement not to be true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

5.6 Securities Compliance. Primary Seller and the Company shall file such reports and other documents as may be required under the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) including such Post-effective Amendments as may be necessary to maintain the effectiveness of the Company's registration statement on Form SB-2 which includes a portion of the Seller Shares.

5.7 Satisfaction of Conditions by the Sellers. The Primary Seller hereby covenants and agrees with the Purchaser that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, the Primary Seller shall use its best efforts to assure that the conditions set forth in Article IX hereof are satisfied by the Closing Date.

5.8 Exclusivity. The Primary Seller and the Company will not (and will not cause or permit any of their employees, directors and officers to) solicit, initiate, or encourage the submission of any proposal or offer from any person relating to the acquisition of all or substantially all of the equity interests or assets of any of the Company (including any acquisition structured as a merger, consolidation, or share exchange); provided, however, that the Sellers and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent that such actions are consistent with their fiduciary duties.

***

Each of the Primary Seller and the Company hereby covenants and agrees with the Purchasers that each of them shall do, or cause to be done, the items set forth below and that the covenants contained in the remainder of this Article shall survive the Closing:

5.9 Securities Filings. Subsequent to the Closing the Primary Seller shall cooperate in the Company's efforts to file a Report on Form 8-K.

ARTICLE VI

COVENANTS OF THE PURCHASERS

Each Purchaser hereby covenants and agrees with each of the Sellers that:

6.1 Satisfaction of Conditions by the Purchaser. Between the date of this Agreement and the Closing Date or the date of termination of this Agreement, as the case may be, the Purchaser shall use its best efforts to cause the conditions set forth in Article X hereof to be satisfied by the Closing Date.

6.2 Exit from Business. No later than ninety (90) days after the Closing Date, the Purchaser shall cause the Company to cease to operate its business as conducted prior to the Closing Date and to transfer such business operations and related assets, other than cash and cash equivalents, to Robert E. Long in consideration of the assumption by Robert E. Long of all liabilities of the Company relating thereto on such terms and conditions deemed acceptable to the Purchaser.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASERS

7.1 Conditions Precedent to Purchaser’s Obligations. The obligation of each Purchaser to consummate the transactions to be performed by the Purchaser in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Article III above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

(iii) the Company shall have procured all of the third party consents required in order to effect the Closing;

(iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Purchasers to own the Seller Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) the Sellers shall have delivered to the Purchaser a certificate to the effect that (A) each of the conditions specified above in Section 7.1(i)-(iv) is satisfied in all respects, and (B) as of the Closing, the Company has no Liabilities;

(vi) the Purchaser shall have received an opinion of counsel to the Sellers providing that (A) all of the Seller Shares and all other outstanding shares were validly issued, are fully paid and non-assessable and were issued in compliance with all laws, including, without limitation, applicable federal and state securities laws, (B) all outstanding shares of the Company’s common stock (other than control shares held by affiliates of the Company) may be transferred freely to the extent registered, and (C) no consents or notices are required to be given under any applicable laws in connection with the transactions contemplated by this Agreement;

(vii) the Company shall be a party to no contract and shall have no liabilities other than those specifically approved by the Purchaser;

(viii) there shall not have been any occurrence, event, incident, action, failure to act, or transaction since September 30, 2005 which has had or is reasonably likely to cause a material adverse effect on the Business, Assets and Properties or financial condition of the Company;

(ix) the Purchasers shall have completed their business, accounting and legal due diligence review of the Company, and the results thereof shall be satisfactory to the Purchasers;

(x) the Purchasers shall have received such pay-off letters and releases relating to Liabilities as they shall have requested and such pay-off letters and releases shall be in form and substance satisfactory to the Purchasers;

(xi) the Purchasers shall have conducted UCC, judgment lien and tax lien searches with respect to the Company, the results of which indicate no liens on the assets of the Company;

(xii) the Company shall have delivered its Certificate of Incorporation and bylaws, both as amended to the Closing Date, certified by the Secretary of the Company, resolutions adopted by the Board of Directors of the Company authorizing this Agreement and the transactions contemplated hereby and the Company shall have delivered to the Purchasers the Company’s original minute book, corporate seal, a copy of the Stockholder Register certified by the Transfer Agent, and all other original corporate documents and agreements;

(xiii) the Company shall deliver to the Purchasers confirmation that the Company is in Good Standing in Delaware;

(xiv) the Company shall have maintained at and immediately after the Closing its status as a company whose Common Stock is listed for quoting on the OTB Bulletin Board;

(xv) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Purchasers;

(xvi) at the Closing, there shall be no more than one hundred nine thousand four hundred (109,400) shares of the Company issued and outstanding other than the Seller Shares;

(xvii) That the Company’s officers shall have agreed in writing to resign seriatim subject to the consummation of the Agreement and the appointment of Purchaser’s designees, listed on Schedule 7.1, effective not later than ten (10) days after the Closing;

(xiii) The Company’s directors shall have agreed in writing to resign seriatim subject to the consummation of the Agreement and the appointment of Purchaser’s designees, listed on Schedule 7, effective not later than ten (10) days after the Closing;

(xix) That no transactions shall have been entered into by the Company other than as contemplated by this Agreement, except with the prior written consent of Purchaser;

(xx) The Company shall have complied fully with the applicable securities or "blue sky" laws of New York State or other U.S. Governmental Body in connection with the Agreement and Purchaser shall pay the Mergent listing;

(xxi) All fees and expenses incurred by the Company in connection with this Agreement and the transactions contemplated hereby, including all accrued and unpaid legal expenses, shall have been paid by the Company;

(xxii) The Company shall have utilized its cash assets and/or any of its accounts receivable for the payment of liabilities or declared a special dividend of the same; and

(xxiii) The Sellers and the Purchaser shall have executed an Escrow Agreement, acceptable to Purchasers in respect of unpaid taxes, and any costs associated with the preparation and filing of any tax return and other claims in the form of Exhibit B annexed hereto.

7.2 Waiver. The Purchaser may waive any condition specified in Section 7.1 at or prior to the Closing in writing executed by the Purchaser.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

8.1 Conditions Precedent to Sellers’ Obligations. The obligations of the Sellers to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction of the following conditions:

(i) the representations and warranties set forth in Article IV above shall be true and correct in all material respects at and as of the Closing Date;

(ii) the Purchaser shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(iv) the Purchaser shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Section 8.1(i)-(iii) is satisfied in all respects; and

(v) all actions to be taken by the Purchaser in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

8.2 Waiver. Each Seller may waive any condition specified in Section 8.1 at or prior to the Closing in writing executed by the Seller.

ARTICLE IX

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

9.1 Survival. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of two (2) years after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to the Purchaser, on the one hand, or the Sellers, on the other hand, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to Taxes, Employee Benefit Plans and any environmental matters, the period shall be the applicable statute of limitations plus sixty (60) days.

9.2 Indemnity.

(a) The Primary Seller shall indemnify the Purchaser and its shareholders, directors, officers, employees, successors and assigns (individually, a “Purchaser Indemnified Party”) and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including interest, court costs and reasonable fees and disbursements of counsel; collectively “Damages”) incurred by any of them resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or obligation of the Sellers or the Company contained in this Agreement (including without limitation any Exhibit or Schedule hereto and any certificate or instrument delivered in connection herewith). Notwithstanding the foregoing, each Seller shall indemnify the Purchaser for a breach of any of the representations contained in Sections 3.1 through 3.3 insofar as such representations pertain to it and for the failure of such Seller to deliver the shares ascribed to such Seller on Schedule A. The indemnity provided in the immediately preceding sentence, in the case of the failure of any Seller to deliver his Seller Shares, shall be in addition to the indemnity of the Primary Seller for the breach of his agreement to cause such Seller Shares to be delivered in accordance with the terms hereof.

(b) The Purchaser shall indemnify each of the Sellers (individually, a “Seller Indemnified Party”) and hold them harmless from, against and in respect of any and all Damages incurred by any of them resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or obligation of the Purchaser contained in this Agreement.

9.3 Right to Contest Third Party Claims. If a claim under this Article is based upon an asserted liability or obligation to a person not a party to this Agreement (nor a permitted successor or assign of same) then the Indemnified Party will give prompt written notice of any such claim to the Indemnifying Party (the “Notice of Third Party Claim”). The Indemnifying Party receiving such Notice of Third Party Claim may defend or settle such claims or actions at their expense with counsel chosen and paid by them by giving written notice (the “Election to Defend”) to the Indemnified Party within thirty (30) days after the date the Notice of Third Party Claim is deemed received; provided, however, that the Indemnifying Party receiving the Notice of Third Party Claim may not settle such claims or actions without the consent of the Indemnified Party, which consent will not be unreasonably withheld; and, provided further, if the defendants in any action include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different defenses to the parties, the Indemnified Party shall cooperate in the defense of such claim, but the Indemnified Party shall have the right to its own counsel and to control its defense and shall be entitled to be reimbursed for all costs and expenses incurred in such defense. In no event will the provisions of this Article reduce or lessen the obligations of the parties under this Article, if prior to the expiration of the foregoing thirty (30) day notice period, the Indemnified Party furnishing the Notice of Third Party Claim responds to a third party claim if such action is reasonably required to minimize damages or avoid a forfeiture or penalty or because of any requirements imposed by law. If the Indemnifying Party receiving the Notice of Third Party Claim does not duly give the Election to Defend as provided above, then it will be deemed to have irrevocably waived its right to defend or settle such claims, but it will have the right, at its expense, to attend, but not otherwise participate in, proceedings with such third parties; and if Indemnifying Party does duly give the Election to Defend, then the Indemnified Party giving the Notice of Third Party Claim will have the right at its expense, to attend, but not otherwise participate in, such proceedings. The parties to this Agreement will not be entitled to dispute the amount of any Damages (including reasonable attorney's fees and expenses) related to such third party claim resolved as provided above. The Indemnifying Party will be subrogated to all rights of the Indemnified Party.

9.4 Subrogation. If any Indemnified Party receives payment or other indemnification from any Indemnifying Party hereunder, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the Indemnifying Party at no expense to the Indemnified Party in enforcing such rights; provided, however, that the rights provided hereby shall not be so construed as to permit the Sellers (as Indemnifying Party) to claim over against the Company in respect of any loss of the Purchaser (as Indemnified Party) that is or may be the subject of a claim for indemnification hereunder.

ARTICLE X

TAX MATTERS

10.1 Allocation of Certain Taxes.

(a) If the Company is permitted but not required under applicable state, local or federal income tax laws to treat the Closing Date as the last day of a taxable period, then the parties shall cause the Company to treat that day as the last day of a taxable period.

(b) In the case of Taxes arising in a taxable period of the Company that includes but does not end on the Closing Date, the allocation of such Taxes between the Pre-Closing Period and the Post-Closing Period shall be made on the basis of an interim closing of the books as of the end of the Closing Date. For the avoidance of doubt, for purposes of this Section 12.1, any Tax resulting from the transactions contemplated by this Agreement is attributable to the Pre-Closing Period.

(c) In the case of any Taxes attributable to any taxable period that includes but does not end on the Closing Date, the portion of such Taxes attributable to the Pre-Closing Period shall be the amount of such Taxes for the entire taxable period, multiplied by a fraction the numerator of which is the number of calendar days in such taxable period ending on and including the Closing Date and the denominator of which is the entire number of calendar days in such taxable period.

10.2 Preparation and Filing of Tax Returns. The Purchasers shall file or cause to be filed all Tax Returns of the Company that are required to be filed after the Closing Date, including the Tax Returns for the taxable period ending on the Closing Date. The Company shall pay all Taxes shown to be due thereon, and the Primary Seller shall reimburse the Company for all Taxes attributable to the Pre-Closing Period required to be paid with Tax Returns filed by the Purchaser.

10.3 Tax Sharing Agreements. All Tax sharing agreements or similar agreements, if any, with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

ARTICLE XI

MISCELLANEOUS

11.1 Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, each of the Sellers, on the one hand, and the Purchaser, on the other hand, shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

11.2 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing, by mutual written consent of Purchaser and the Primary Seller.

11.3 Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

11.4 Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

11.5 Assignment. No party to this Agreement may assign its rights or obligations hereunder without the prior written consent of all of the other parties; provided, however, that any Purchaser may assign the right to purchase all or any portion of the Seller Shares to one or more individuals and entities, provided that any such assignment shall not relieve Purchaser of any obligation hereunder.

11.6 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, upon receipt when transmitted by facsimile or telex (confirmed via one of the other methods of serving a notice), one business day after deposit with a nationally recognized overnight courier, and three business days after deposit in a facility of the United States mails, if sent by certified or registered first class mail, postage prepaid, return receipt requested, in each case to the party to whom the same is to be given or made at the following address:

If to a Purchaser, to the address provided on such Purchaser’s signature page hereto, with a copy to:

Krieger & Prager llp, Esqs.
39 Broadway
Suite 1440
New York, NY 10006
Attn: Samuel Krieger, Esq.
Telephone No.: 212-363-2900
Telecopier No. 212-363-2999

If to the Company or any Seller, to:

Gary B. Wolff, P.C.
805 Third Avenue, 21st Floor
New York, NY 10022
Attn: Gary B. Wolff, Esq.
Telephone No.: 212-644-6446
Telecopier No. 212-644-6498

11.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit or Schedule hereto, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

11.8 Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term “including” means “including, but not limited to” unless otherwise specified; the word “or” means “and/or”, and the word “person” means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

11.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

11.10 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

11.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

11.12 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

11.14 Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

11.15 Press Releases. None of the Sellers shall issue any press release or make any public announcement with respect to the subject matter of this Agreement. Neither the Company nor the Purchaser shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other; provided, however, that the Purchaser and the Company may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other party prior to making such disclosure).

[Balance of page intentionally left blank]

[Seller Signature Page]

IN WITNESS WHEREOF, each of the undersigned Sellers has duly executed this Agreement as of the date first above written.

For Entities:

EP FLOORS, INC.
(Insert Name of entity above)

By:
Name:	Robert E. Long
Title:	President

For Individuals:

Name	Robert E. Long

[Purchaser Signature Page]

IN WITNESS WHEREOF, each of the undersigned Purchasers has duly executed this Agreement as of the date first above written.

For Entities:

(Insert Name of entity above)

Jurisdiction of Organization	By:
Name:
Title:

For Individuals:

Name:

Purchaser’s Notice Address:

Telephone No.:

Telecopier No.:

[Company Signature Page]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the date first written above.

EP FLOORS, INC.

By:
Name:	Robert E. Long
Title:	Chief Executive Officer